Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact: Roger L. Mann

Unizan Financial Corp.

President and Chief Executive Officer

Telephone: 330.438.1118 or 1.866.235.7203

E-mail address: rmann@unizan.com

Media Contact: Sandy K. Upperman

Unizan Financial Corp.

Vice President, Corporate Communications

Telephone: 330.438.4858

E-mail address: supperman@unizan.com

UNIZAN FINANCIAL CORP. ANNOUNCES FIRST QUARTER DIVIDEND

Canton, Ohio, March 9, 2005 – Unizan Financial Corp. (NASDAQ: UNIZ), today announced that the company’s board of directors declared a quarterly cash dividend of $0.135 per common share payable on March 31, 2005, to shareholders of record on March 21, 2005.

About Unizan

Unizan Financial Corp., a $2.6 billion bank holding company, is a financial services organization headquartered in Canton, Ohio. The company operates 42 full-service retail financial centers in five metropolitan markets in Ohio – Canton, Columbus, Dayton, Newark and Zanesville. Through Unizan Financial Corp.’s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; and Unizan Banc Financial Services, Inc.; as well as Unizan Bank, National Association’s subsidiary, Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, Internet banking and wealth management products and services. Additionally, the company operates government guaranteed loan programs through its business lending centers in Cincinnati, Cleveland, Columbus and Dayton, Ohio; Detroit, Michigan; Mt. Arlington, New Jersey and Indianapolis, Indiana. For more information on Unizan Financial Corp. and its subsidiaries, visit the company on the Web at www.unizan.com.